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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17235, 33-19437, 33-38747 and 33-30841) of Acme
Metals Incorporated of our report dated March 17, 1995 appearing on page 33 in this Annual Report on Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

March 21, 1995
Chicago, Illinois